UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2010

Weststar Financial Services Corporation
(Exact name of registrant as specified in its charter)

North Carolina	000-30515	56-2181423
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

79 Woodfin Place, Asheville, North Carolina		28801-2426
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(828) 252-1735

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 26, 2010, the Board of Directors (the “Board”) of Weststar Financial Services Corporation (the “Company”) and its banking subsidiary, Bank of Asheville (the “Bank”) named Randall C. Hall President and Chief Executive Officer and Director of both the Company and the Bank.  Mr. Hall will also continue to serve as Chief Financial Officer of the Company and the Bank. Mr. Hall is expected to serve concurrently on the Executive, Asset/Liability and Loan committees of the board of directors of the Company and of the board of directors of the Bank.  Mr. Hall, age 45, has been with the Bank since its founding in 1997 as its Executive Vice President and Chief Financial Officer.  Mr. Hall was previously employed by Bank of Granite from 1988 to 1997 where he served as Vice President and Chief Financial Officer and Secretary/Treasurer.  The Board concluded that Mr. Hall should serve as a director due to his experience in the financial services industry generally and his experience as an executive officer of the Bank since its founding. He is familiar with the management and operations of the Company and the Bank. The Board believes that his appointment as a director will facilitate communication between the Board and executive management.

The company issued an announcement on August 26, 2010 concerning the election of Mr. Hall.  A copy of this announcement is furnished as Exhibit 99.1.

Other than pursuant to Mr. Hall’s employment agreement, Mr. Hall was not selected as president, CEO, or director pursuant to any arrangement or understanding between him and any other person.  There are no family relationships between Mr. Hall and any of the Company’s other directors or executive officers.  Since the beginning of the last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Hall or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K.

The Company expects to enter into a new employment agreement with Mr. Hall in connection with his appointment as president and CEO of the Company and the Bank.  Once the employment agreement is finalized, the Company will disclose the terms on an amendment to this Form 8-K. As an officer of the Company and the Bank, Mr. Hall will continue to be eligible to receive awards under the Company’s incentive stock option plans. As a director, he will be eligible to receive awards under the Company’s nonstatutory stock option plan. Mr. Hall will not receive the annual cash retainer or the per-meeting cash fees paid to the other members of the Board.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

99.1	Announcement dated August 26, 2010, regarding the appointment of Randall C. Hall as President, Chief Executive Officer, and Director of the Company and the Bank

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weststar Financial Services Corporation
(Registrant)

Date August 31, 2010

/s/ Randall C. Hall
Randall C. Hall
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Announcement dated August 26, 2010, regarding the appointment of Randall C. Hall as President, Chief Executive Officer, and Director of the Company and the Bank